SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ________________________


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Earliest Event Reported
                                 January 2, 2004


                           IGAMES ENTERTAINMENT, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     Nevada
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)



             000-49723                             88-0501468
      ------------------------        ------------------------------------
      (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NUMBER)



                       700 South Henderson Road, Suite 210
                       King of Prussia, Pennsylvania 19406
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 354-8888
                                                           --------------

                           5333 S. Arville, Suite 207
                             Las Vegas, Nevada 89118
         --------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

                         ______________________________


                     Exhibit Index appears on page 5 hereof.
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On January 2, 2004, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among Money Centers of America, Inc. ("Money Centers"), Christopher M. Wolfington, iGames Entertainment, Inc. ("iGames"), Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., a wholly-owned subsidiary of iGames, Money Centers Acquisition, Inc. was merged with and into Money Centers and Money Centers, as the surviving corporation, became a wholly-owned subsidiary of iGames (the "Merger"). In connection with the Merger, all of the issued and outstanding shares of capital stock of Money Centers were tendered to iGames and iGames issued to the Money Centers stockholders an aggregate of 1,351,640 shares of iGames Series A Convertible Preferred Stock, $.001 par value per share, and warrants to purchase an aggregate of 2,500,000 shares of iGames common stock, par value $.004 per share, at an exercise price of $.01 per share. Each share of Series A Convertible Preferred Stock is convertible into ten shares of common stock at the option of the holder and is entitled to ten votes in all matters submitted to a vote of iGames shareholders. In addition, at the closing of the Company's previously announced acquisition of Chex Services, Inc. (the "Chex Acquisition"), the Money Centers stockholders are entitled (subject to certain limitations) to additional consideration equal to that number of shares of iGames common stock necessary to ensure that they own an aggregate of 30% of the issued and outstanding shares of iGames common stock following such issuance, the issuance of shares of iGames common stock in the Chex Acquisition and assuming full conversion of all shares of Series A Convertible Preferred Stock.

         Following the consummation of the Merger, Mr. Wolfington was appointed President and Chief Executive Officer of iGames and was appointed as Chairman of the Board of Directors of iGames. Mr. Wolfington is currently employed by iGames pursuant to an employment agreement.

         As a result of the Merger, Mr. Wolfington beneficially owns securities of iGames that entitle him to cast 70.9% of the votes in all matters submitted to the shareholders of iGames for a vote.

         Pursuant to the existing terms of the Stock Purchase Agreement dated November 3, 2003 among Equitex Inc., iGames and Chex Services, Inc. (the "Stock Purchase Agreement"), upon consummation of the Chex Acquisition, Equitex, Inc., the sole stockholder of Chex ("Equitex"), will own approximately 62.5% of iGames issued and outstanding common stock, the former Money Centers stockholders will own approximately 30% of iGames issued and outstanding common stock and the historical iGames stockholders will own approximately 7.5% of the iGames issued and outstanding common stock. Subsequent to the consummation of the Chex Acquisition, Equitex will retain ownership of 10% of the iGames common stock that it receives and will distribute the remaining 90% to its stockholders on a pro rata basis.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As a result of the consummation of the Merger, iGames acquired all of the capital stock of Money Centers. Accordingly, iGames owns the operations and all of the assets of Money Centers. The consideration exchanged pursuant to the Merger Agreement was negotiated between iGames and Money Centers. In determining the merger consideration, iGames evaluated the current and anticipated business plan and operations of Money Centers and the business and management experience and ability of Mr. Wolfington.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired

         It is impracticable at the time of the filing of this Current Report to provide the historical financial information for Money Centers required by Regulation S-X. Accordingly, iGames will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b) Pro Forma Financial Statements of Business Acquired

         It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for Money Centers required by Regulation S-X. Accordingly, iGames will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (c) Exhibits.

                  2.1 Amended and Restated Agreement and Plan of Merger By and Among Money Centers of America, Inc., Christopher
                           M. Wolfington, iGames Entertainment, Inc., Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., dated as of December 23, 2003




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    IGAMES ENTERTAINMENT, INC.


                                    By: /s/Christopher M. Wolfington
                                        ----------------------------
                                    Name:  Christopher M. Wolfington
                                    Title: President and Chief Executive Officer


Date:  January 20, 2004




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
                                  EXHIBIT INDEX


Exhibit No.

2.1 Amended and Restated Agreement and Plan of Merger By and Among Money Centers of America, Inc., Christopher M. Wolfington, iGames Entertainment, Inc., Michele Friedman, Jeremy Stein and Money Centers Acquisition, Inc., dated as of December 23, 2003




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